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                                                                    EXHIBIT 10.5

                          GENERAL SIGNAL CORPORATION

                     CHANGE IN CONTROL SEVERANCE PAY PLAN













                     As Amended and Restated June 20, 1996
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                          GENERAL SIGNAL CORPORATION
                     CHANGE IN CONTROL SEVERANCE PAY PLAN


                                  Table of Contents
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Section                                                    Page
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  1    Purpose...........................................     1

  2    Definitions.......................................     1

  3    Benefits..........................................     3

  4    Payments..........................................     5

  5    Administration of the Plan........................     5

  6    Litigation Expenses...............................     6

  7    Amendment, Suspension, or  Termination of the Plan     6

  8    Miscellaneous.....................................     6
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                              SECTION 1.  PURPOSE

          The purpose of the General Signal Corporation Change in Control Severance Pay Plan is to encourage Employees to make and continue careers with General Signal Corporation by providing eligible Employees with certain severance pay benefits upon such Employees' Involuntary Termination of employment following a Change in Control, as set forth herein. This Plan was adopted by the Board of Directors on February 12, 1987 and was amended from time to time thereafter.


                            SECTION 2.  DEFINITIONS

          When used herein the following terms shall have the following meanings:

          2.1 "Board of Directors" means the Board of Directors of General Signal Corporation.

          2.2  "Change in Control" shall be deemed to have occurred if:

          (a) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Corporation held by such shareholders outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by converting into Voting Securities of the surviving entity) at least 51 percent of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation;

          (b) the shareholders of the Corporation approve an agreement providing for the sale, exchange or other disposition of all or substantially all the assets of the Corporation for the securities of another entity, cash or other property;

          (c) the shareholders of the Corporation approve a plan of liquidation or dissolution of the Corporation;

          (d) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or other than a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of Voting Securities of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of Voting Securities of the Corporation representing at least 20 percent of the total voting power represented by the Voting Securities of the Corporation then outstanding; or

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          (e)  during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors of the Corporation or nomination for election by the Corporation's shareholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

          2.3 "Corporate Pension Board" means the Corporate Pension Board provided for in Section 5.

          2.4 "Corporation" means General Signal Corporation and its successors and assigns.

          2.5 "Employee" means any executive officer of the Corporation, any exempt salaried employee in Position Level 15 or above employed at the Corporation's headquarters in Connecticut and any President of a unit of the Corporation; provided, however, that an Employee shall not include any employee who has a severance agreement with the Corporation providing for a designated termination date set forth in such agreement.

          2.6 "Involuntary Termination" shall mean any termination of an Employee's employment by the Corporation, or by one of its subsidiaries, within two years after a Change in Control; provided, however, such term shall not include a termination by the Corporation or any of its subsidiaries, for (i) serious, willful misconduct in respect of the Employee's obligations to the Corporation or its subsidiaries, which has caused demonstrable and serious injury to the Corporation, monetary or otherwise, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative; or (ii) conviction of a felony, which has caused demonstrable and serious injury to the Corporation, monetary or otherwise, as evidenced by binding and final judgment, order, or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal.

          In addition to actual termination of employment, as and when so declared to be by the Employee the following shall be deemed an Involuntary
Termination: (i) a reduction or change in an Employee's responsibilities, duties, authority, powers, functions, title, working conditions or status from those in effect immediately prior to the Change in Control; or (ii) a reassignment to another geographic location more than 50 miles from the Employee's place of employment immediately prior to the Change in Control; or
(iii) a reduction in base salary and incentive compensation, if any, from those in effect immediately prior to the Change in Control. For purposes of the preceding sentence, a reduction in incentive compensation will be deemed to have occurred if and only if the percentage of salary paid as incentive compensation under the Corporation's Incentive Compensation Plan for any calendar year is less than the average percentage of salary paid to the Employee as incentive compensation under such Plan for the three calendar years preceding the Change in Control.

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          Notwithstanding the foregoing, an Employee's failure to object in writing to the changes listed in subsections (i), (ii) and (iii) within 180 days of any such change shall constitute a waiver of such change being deemed an Involuntary Termination.

          2.7 "Plan" means the General Signal Corporation Change in Control Severance Pay Plan as may be amended from time to time.

          2.8  "Subsidiary" means a "subsidiary corporation" as defined in
Section 425(f) of the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

          2.9 "Voting Securities" means any securities of the Corporation which vote generally in the election of directors.


                             SECTION 3.  BENEFITS

          3.1 In the event of Involuntary Termination of any Employee who is an executive officer of the Corporation, the Corporation shall pay such officer 36 months of Compensation.

          3.2 In the event of Involuntary Termination of any Employee who is not an executive officer of the Corporation or a President of a unit of the Corporation, the Corporation shall pay such person 24 months of Compensation.

          3.3 In the event of Involuntary Termination of any President of a unit of the Corporation, the Corporation shall pay such person 12 months of the Employee's annual base salary in effect immediately prior to the date of Involuntary Termination.

          3.4 For purposes of this Section, Compensation is calculated using the Employee's annual base salary in effect immediately prior to the date of Involuntary Termination plus the average of the three highest payments made to the Employee under the Corporation's Incentive Compensation Plan or any other applicable bonus plans in the five calendar years preceding the calendar year of Involuntary Termination.

          3.5 Any payments pursuant to Sections 3.1, 3.2 or 3.3 of this Plan shall be paid in a lump sum within thirty (30) days following Involuntary Termination and such payments shall be reduced by the amount paid to the Employee pursuant to any other severance pay policy of the Corporation.

          3.6 Within thirty (30) days following Involuntary Termination, the Corporation shall pay to an Employee described in Sections 3.1 or 3.2 a lump sum cash amount equal to the present value of the retirement benefit the Employee would have been entitled to receive under the terms of the Corporate Retirement Plan for Employees of General Signal Corporation as in effect on the day

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preceding the Change in Control (without regard to vesting thereunder) and the
Benefit Equalization Plan as in effect on the day preceding the Change in Control had the Employee accumulated additional service equal to the period for which the Employee is paid under Sections 3.1 or 3.2 of this Plan. For purposes of calculating the lump sum cash payments provided by this Section, the present value shall be determined by using the lump sum factors contained in such Corporate Retirement Plan on the date of Involuntary Termination.

          3.7 Within thirty (30) days following Involuntary Termination, the Corporation shall pay to an Employee described in Sections 3.1 or 3.2 a lump sum cash amount equal to the present value of the aggregate Matching Contributions that would have been made by the Corporation under the terms of the General Signal Corporation Savings and Stock Ownership Plan as in effect on the day preceding the Change in Control if the Employee had continued to be employed and to participate in such Savings Plan to the same extent as he participated in the year of such Involuntary Termination during the period for which the Employee is paid under Sections 3.1 or 3.2 of this Plan. For purposes of calculating the lump sum cash payments provided by this Section, the present value shall be determined by using the Pension Benefit Guaranty Corporation interest rate for immediate annuities on the date of Involuntary Termination.

          3.8  During the period for which an Employee is paid under Sections
3.1 or 3.2 of this Plan, the Employee shall be deemed to be on layoff status and continue to be entitled to all benefits and service credit for benefits under medical, insurance, and other welfare benefit plans, programs and arrangements of the Corporation as if he were actively employed during such period (including meeting any age and service requirements for post retirement benefits). With respect to such welfare benefit plans, an Employee shall be entitled to purchase continued coverage for himself and all covered family members and the Corporation shall arrange for, and make available, such coverage as of his Involuntary Termination. Such coverage shall be no less in scope than that provided to the covered Employee (and covered family members) at the time of Change in Control. The cost of such coverage shall be shared by the Corporation and the Employee in the same proportion as exists at the time of Change in Control. With respect to medical (including HMO) and dental coverage, such coverage shall be in lieu of the Corporation's practice of affording health care continuation coverage to terminating employees and covered family members pursuant to the Consolidated Omnibus Reconciliation Budget Act of 1986, as amended, ("COBRA"), to the extent that the availability of such coverage to such Employee (and covered family members) satisfies the Corporation's legal obligations under COBRA.

          3.9 If, by reason of the requirements for tax qualification or any other reason, benefits or service credits under any welfare benefit plan shall not be payable or provided under any such plan to the Employee or his dependents, beneficiaries or estate despite the provisions of Section 3.8 above, the Corporation itself shall, to the extent necessary, pay or provide for payment of such benefits and service credit for such benefits to the Employee or his dependents, beneficiaries or estate.

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                             SECTION 4.  PAYMENTS

          4.1 All severance payments shall be made from the general assets of the Corporation; provided, however, that such payments shall be reduced by the amount of any payments made to an Employee from any trust or special or separate fund established by the Corporation to assure such payments. The Corporation shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Corporation shall make any investments to aid it in meeting its obligations hereunder, Employees shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Corporation and any Employees. To the extent that any Employee acquires a right to receive payments from the Corporation hereunder, such right shall be no greater than the right of an unsecured creditor of the Corporation.

          4.2 The Corporation may deduct from severance payments any Federal, state or local withholding or other taxes or charges which is required to deduct under applicable laws.


                    SECTION 5.  ADMINISTRATION OF THE PLAN

          5.1 The Corporate Pension Board shall have general responsibility for the administration and interpretation of the Plan.

          5.2 The Corporate Pension Board may arrange for the engagement of such legal counsel, who may be counsel for the Corporation, and make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan. The Corporate Pension Board may rely upon the written opinions of such counsel, may delegate to any agent or to any sub-committee or member of the Corporate Pension Board its authority to perform any act, including without limitation those matters involving the exercise of a discretion; provided, however, that such delegation shall be subject to revocation at any time at the discretion of the Corporate Pension Board.

          5.3 If any claim for benefits under the Plan is wholly or partially denied, the Corporate Pension Board shall give written notice by registered or certified mail of such denial to the claimant within 90 days after receipt of the written claim by the Corporate Pension Board. Notice must be written in a manner calculated to be understood by the claimant, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure. The Corporate Pension Board shall also advise the claimant that he or his duly authorized representative may request a review by the Corporate Pension Board of the decision to deny the claim by filing with the Corporate Pension Board, within 65 days after such notice has been received by the claimant, a written request for such review. The claimant may review pertinent

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documents and submit issues and comments in writing within the same 65 day period. If such request is so filed, such review shall be made by the Board within 60 days after receipt of such request, unless special circumstances (including, but not limited to, a need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of the request for review. The claimant shall be given written notice within such 60 day period of the decision resulting from such review, which shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision was based.


                        SECTION 6.  LITIGATION EXPENSES

          6.1 In the event of any litigation or other proceeding between the Corporation and the Employee with respect to the subject matter of this Plan and the enforcement of his rights hereunder, the Corporation shall reimburse the Employee for all of his reasonable costs and expenses relating to such litigation or other proceeding, including his reasonable attorney's fees and expenses, provided that such litigation or proceeding results in any (a) settlement requiring the Corporation to make a payment to the Employee, or (b) judgment or order in whole or in part in favor of the Employee, regardless of whether such judgment or order is subsequently reversed on appeal or in a collateral proceeding. In no event shall the Employee be required to reimburse the Corporation for any of the costs and expenses relating to such litigation or other proceeding. The obligation of the Corporation under this section shall survive the termination for any reason of this Plan.

                     SECTION 7.  AMENDMENT, SUSPENSION, OR
                            TERMINATION OF THE PLAN

          7.1 At any time prior to the occurrence, if any, of a Change in Control, the Board of Directors shall have the power to amend, suspend or terminate the Plan in whole or in part and for any reason.

          7.2 For at least two years after the occurrence of a Change in Control, the Plan may not be amended, suspended or terminated.


                           SECTION 8.  MISCELLANEOUS

          8.1 Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Corporation or any of its affiliated or associated corporations or affect the right of any such Employer to dismiss any Employee.

          8.2 If the Corporate Pension Board shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due him or her or his or her estate (unless a prior claim therefor

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has been made by a duly appointed legal representative) may, if the Corporate
Pension Board so elects, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Corporate Pension Board to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan therefor.

          8.3 Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind or in any manner be subject to the debts or liabilities of any person and any attempt so to alienate or subject any such amount, whether at the time or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his or her bankruptcy or other occurrence at any time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him or her, then the Corporate Pension Board, if it so elects, may direct that such amount be withheld and that the same amount or any part thereof be paid or applied to or for the benefit of such person, in such manner and proportion as the Corporate Pension Board may deem proper.

          8.4 The captions preceding the Sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

          8.5 The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York.

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